NOTICE AND PROXY STATEMENT


                    NAIC GROWTH FUND, INC.

       NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS

                        MAY 15, 1997


To the shareholders of the NAIC Growth Fund, Inc.:

Notice is hereby given that the 1997 Annual Meeting of Shareholders (the "Meeting") of the NAIC Growth Fund, Inc.
(the "Fund") will be held at the Fund's principal executive offices located at 711 West Thirteen Mile Road, Madison
Heights, Michigan, on Thursday, May 15, 1997 at 2:00 p.m.
for the following purposes:

1.  To elect a Board of nine (9) Directors;

2. To ratify or reject the selection of Arthur Andersen LLP as independent auditors of the Fund for the calendar year ending December 31, 1997; and

3. To act upon such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 21, 1997 as the record date for the determination of shareholders entitled to vote at the Meeting or any adjournment thereof.

You are cordially invited to attend the Meeting. Shareholders who do not expect to attend the Meeting in person are requested to complete, date and sign the enclosed proxy form and return it promptly in the envelope provided for that purpose. The enclosed proxy is being solicited on behalf of the Board of Directors of the Fund.

                  By Order of the Board of Directors




                  Lewis A. Rockwell
                  Secretary

April 9, 1997





                       PROXY STATEMENT


                    NAIC GROWTH FUND, INC.
                  711 West Thirteen Mile Road
               Madison Heights,  Michigan 48071



              1997 Annual Meeting of Shareholders
                         May 15, 1997




INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of NAIC Growth Fund, Inc., a Maryland corporation (the "Fund"), to be voted at the 1997 Annual Meeting of Shareholders of the Fund (the "Meeting"), to be held at the executive offices of the National Association of Investors Corporation, 711 West Thirteen Mile Road, Madison Heights, Michigan 48071, at 2:00 p.m. on May 15, 1997. The approximate mailing date of this Proxy Statement is April 9, 1997.

All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein.

Unless instructions to the contrary are marked, proxies will be voted for the election of nine Directors and for the ratification of the independent auditors. Any proxy may be revoked at any time prior to the exercise thereof by giving written notice to the Secretary of the Fund.

The Directors have fixed the close of business on March 21, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournment thereof. Shareholders on the record date will be entitled to one vote for each share held, with no shares having cumulative voting rights. As of December 31, 1996, the Fund had outstanding 743,821 shares of common stock, par value $0.001 per share. To the knowledge of management of the Fund no person owned beneficially more than 5% of its outstanding shares at such date.

To the knowledge of the Fund as of December 31, 1996, the following number of shares of the Fund's common stock $0.001 par value were beneficially owned by each director and by all directors and officers of the Fund as a group:

                          Number of Shares
                       and Nature of Beneficial
                           Ownership as of       Percent
            Owner       December 31, 1996 (a)   of Class

All Officers and Directors
as a group (9 persons)           19,275             2.59

Thomas E. O'Hara                  3,653               *

Kenneth S. Janke                  5,770               *

Lewis A. Rockwell                 5,509               *

Peggy L. Schmeltz                 2,969               *

Cynthia P. Charles                  649               *

Carl A. Holth                       523               *

William T. Endicott                   0               *

James M. Lane                         0               *

Benedict J. Smith                   202               *

(a) The nature of beneficial ownership of shares shown in this column is sole voting investment power unless otherwise indicated. The shares shown for Messrs. O'Hara, Janke and Rockwell include 3,123 shares owned by the Mutual Investment Club of Detroit Limited Partnership, a Michigan limited partnership, of which Messrs. O'Hara, Rockwell and Janke are general partners. The individual retirement accounts of Messrs. O'Hara and Janke are limited partners of the Mutual Investment Club of Detroit Limited Partnership. The shares shown for Messrs. O'Hara and Janke also include 110 shares owned by the National Association of Investors Corporation and held by NAIC Associates, a Michigan co-partnership, a
nominee partnership in which 	 Messrs. O'Hara, Janke and
James A. Sobol (Comptroller of the Investment Adviser) are the sole partners. The shares shown for Mr. Rockwell include 2,385 shares owned jointly with his wife. The shares shown for Mr. Janke include 2,537 shares owned by a trust of which he is trustee. The shares shown for Mrs. Charles include 323 shares owned jointly with her children. The shares shown for Mr. Holth are owned by a pension trust of which he is trustee.

*  Less than 1%.


The Directors have elected three (3) officers for the Fund.
The following sets forth information concerning each of
these officers:
                                                 Served
          Office             Name and Age        Since

Chairman of the Board and  Thomas E. O'Hara-81    1989
Chief Executive Officer

President, Chief Operating Kenneth S. Janke-62    1989
Officer and Treasurer

Secretary                  Lewis A. Rockwell-78   1989


The Fund has no standing audit, nominating or compensation committees of the Board of Directors, or committees performing similar functions. The Fund has a Management
Proxy Committee comprised of Messrs. O'Hara and Janke to cast votes represented by properly executed proxies.

A copy of the Fund's Annual Report for the year ended
December 31, 1996, including audited financial statements, has been included with this proxy statement.

The Directors of the Fund know of no business other than that mentioned in Items 1 and 2 of the Notice of Meeting which will be presented for consideration at the Meeting.
If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.


                        PROPOSAL NO. 1
                   (Election of Directors)

A Board of nine (9) Directors to serve for a term of one (1) year, or until their successors are elected and qualified, is to be elected at the Meeting. Unless authorization to do so is withheld, it is intended that the proxies will be voted for the election of the nominees named below. If any nominee becomes unavailable for election, an event not now anticipated by the Board of Directors, the proxy will be voted for such other nominee as may be designated by the Board of Directors. All nominees are presently Directors of the Fund and have consented to continuing as Directors. Listed below are all nominees and their backgrounds.

Nominee Directors


Thomas E. O'Hara *  81   Chairman of the Board,    1989
                         Chief Executive Officer
                         and Director

Chairman of the Board and Trustee of the National
Association of Investors Corporation, the Fund's Investment
Adviser (the "Investment Adviser").


Kenneth S. Janke *  62   Director, President,      1989
                         Chief Operating Officer
                         and Treasurer

President and Trustee of the Investment Adviser;
Director,AFLAC; Partner, NAIC Associates.


Lewis A. Rockwell * 78   Director and Secretary    1989

Attorney and Counsel to the law firm of Bodman, Longley
& Dahling LLP, counsel to the Fund and the Investment
Adviser (January, 1990 to present); attorney and member of the law firm of Rockwell and Kotz, P.C. (December, 1982 to January 1990); Trustee and Secretary of the Investment
Adviser.


Peggy L. Schmeltz * 69   Director                  1989

Adult Education Teacher.


Cynthia P. Charles  75   Director                  1989

Retired.


Carl A. Holth       63   Director                  1989

President and Director, Greater Detroit Capital Corporation;
Financial Consultant and President of Carl A. Holth &
Associates, Inc. (a private financial consulting and business appraising firm located in Grosse Pointe Woods, Michigan).


William T. Endicott  50  Director                  1995

Consultant, Hutner Capital Management (1996-Present);
Consultant, Pulsifer & Hutner, Inc. (1991-1996).


Benedict J. Smith  77    Director                  1996

Retired; Senior Vice President, Manufacturers Bank (1970-
1987); Director and Treasurer, Detroit Executive Service
Corps.; Director, Vista Maria; Trustee, Henry Ford Health
System, Behavioral Services.

James M. Lane      67    Director                  1997

Retired; Senior Vice President, NBD Bank (1982- 1994);
Trustee for Wheaton College, William Tyndale College,
Baseball Chapel, Inc., Christian Camps, Inc.,and Financial
Analysts Society.


* An `interested person' of the Fund within the meaning of
Section 2(a)(19) of the Investment Company Act of 1940.

There were four (4) meetings of the Board of Directors held during the past year. Each Director attended at least 75% of the meetings of the Board of Directors during 1996, except Mr. Robert Eldred who has resigned as Director effective December 5, 1996.


         Compensation of Directors and Officers
                and Ownership Reports


The Directors of the Fund who are not affiliated with the Investment Adviser or the Investment Adviser's affiliates are paid $1,000 per year plus $100 per meeting attended.
All other officers and directors, including the Chairman, President and Secretary, are not compensated by the Fund, except for out-of-pocket expenses relating to attendance at meetings and other operations of the Fund.

Directors and officers of the Fund and certain of its affiliates and beneficial owners of more than 10% of the Fund's common stock are required to file initial reports of ownership and reports of changes in ownership of the Fund's common stock pursuant to Section 16(a) of the Securities
Exchange Act of 1934, as amended. The Fund has reviewed such reports received by it and written representations of such persons who are known by the Fund, and based solely upon such review, the Fund believes that during the year ended December 31, 1996 all filing requirements were met.


                  Investment Advisor


The Fund has entered into an Investment Advisory Agreement dated October 2, 1989, as amended, between the National Association of Investors Corporation (the "Investment Adviser") and the Fund (the "Advisory Agreement"). The shareholders approved the continuance of the Advisory Agreement through June 30, 1993 and modification to the Advisory Agreement at the Annual Meeting of Shareholders which was held on May 21, 1992. The Advisory Agreement, which became effective on July 2, 1990, continues in effect for a period of two years from its effective date and thereafter only so long as such continuance is specifically approved at least annually by the Board of Directors of the Fund or by a vote of the majority of the outstanding voting securities of the Fund. The continuance of the Advisory Agreement through June 30, 1998 was approved by the Board of Directors of the Fund at its meeting on December 5, 1996.

The Investment Adviser is a Michigan nonprofit corporation which provides investment education and advisory services. The address of the Investment Adviser is the same as the Fund. Messrs. O'Hara, Janke and Rockwell, who are directors and officers of the Fund, are also trustees and officers of the Investment Adviser. See `Proposal No. 1 - Nominee Directors.' The Fund is the Investment Adviser's sole advisory client. A copy of the consolidated balance sheet as of September 30, 1996 of National Association of Investment Clubs Trust, which wholly owns the Investment Adviser, is attached hereto as Exhibit A.

The following table set forth the name, title and principal occupation of the officers and trustees of the Investment
Adviser.  The address of each is the address of the Fund.

                 Position With National      Other
                Association of Investors    Principal
     Name      Corp.(Investment Advisor)  Occupation

Warren B. Alexander    Trustee      Retired

Donald E. Danko        Trustee      Managing Editor of
                                    Better Investing.

Lorrie Gustin          Trustee      Consultant, Stand In
                                    Office Services;
                                    (1995-Present) Vice
                                    President of W.R.
                                    Gustin & Associates,
                                    Inc. (1956-1995).

Robert W. Hague         Trustee     Investment adviser
                                    for SIGMA Investment
                                    Counselors (1989-
                                    Present); Senior
                                    Vice President of
                                    Federal-Mogul
                                    Corporation 1964-
                                    1989).

Richard H. Holthaus    Trustee      Vice President,
                                    Fleishman-Hillard
                                    (1992-Present);
                                    Senior Vice
                                    President,
                                    Christensen &
                                    Associates (1989-
                                    1992);
                                    Vice President of
                                    Investor Relations
                                    for CitiCorp-
                                    CitiBank
                                    (1971-1989).

Kenneth S. Janke      Trustee       None.
                      and President

Kenneth R. Lightcap   Trustee        Weller, O'Sullivan,
                                     Zucherman &
                                     Lightcap,
                                     President, Director
                                     Public Relations,
                                     Pedone & Partners
                                     (1994-1996);
                                     Managing
                                     Director,Manning
                                     Selvage & Lee
                                     (1992-1993); Vice
                                     President of
                                     Shareholder
                                     Relations,
                                     Reebok Int'l, Ltd.,
                                     (1989-1991); Vice
                                     President of Public
                                     Affairs and
                                     Investor Relations
                                     Chesebrough-Ponds,
                                     Inc.(1976-1989).

Leroy F. Mumford       Trustee      President of PlanCon
                                     Associates, Inc.
                                     (1982-Present).

Thomas E. O'Hara       Trustee       None.
                       and Chairman
                       of the Board

Lewis A. Rockwell      Trustee and   Counsel to the law
                       Secretary     firm of Bodman,
                                     Longley & Dahling
                                     LLP (1990-Present);
                                     Member of the law
                                     firm of Rockwell
                                     and Kotz, P.C.
                                     (1982-1990);
                                     President,Director,
                                     Secretary,Sunshine-
                                     Fifty, Inc.

Ralph L. Seger, Jr.    Trustee       President, Seger-
                                     Elvekrog, Inc.
                                     (1981-Present)

Sharon Vuinovich       Trustee       Regional Vice
                                     President,
                                     McDonald's Corp.

Peggy L. Schmeltz      Trustee       Adult Education
Teacher.

Elizabeth N. Hamm      Trustee       Adult Education
Teacher.




The Investment Adviser is wholly owned by the National Association of Investment Clubs Trust (the "Trust"), a trust formed under Michigan law. The address of the Trust is the address of the Fund. The trustees of the Investment Adviser are also the trustees of the Trust. No officer, director or trustee of the Fund or the Investment Adviser has any direct or indirect interest in the Investment Adviser or the Trust.


                 Advisory Agreement


The Advisory Agreement provides that, subject to the direction of the Board of Directors of the Fund, the Investment Adviser is responsible for the actual management of the Fund's portfolio. The responsibility for making decisions to buy, sell or hold a particular security rests with the Investment Adviser, subject to review by the Board of Directors of the Fund.


                    Fees and Expense


For the services provided by the Investment Adviser under the Advisory Agreement, the Fund is to pay to the Investment Adviser a monthly fee at an annual rate of three-quarters of one percent (0.75%) of the weekly net assets of the Fund, which fee is higher than those paid by most other investment companies; however, if the weekly net asset value of the Fund is below Three Million Eight Hundred Thousand and 00/100 ($3,800,000.00) Dollars, no Investment Adviser's fee will be paid or accrued by the Fund to the Investment Adviser for that week. The Investment Adviser waived its fees from 1991 through 1995 and has waived all of its fees for 1996, except with respect to certain costs and expenses incurred by the Investment Adviser in connection with the Fund which are anticipated to be approximately six percent (6%) of the three-quarters of one percent (0.75%) fees for 1997, or forty-five hundredth of one percent (0.045%). The Fund made no material payments to the Investment Adviser in 1996.

In addition to the fee of the Investment Adviser, the Fund pays all of the other costs and expenses of its operation including, among other things, expenses for legal and auditing services, costs of printing proxies, stock certificates and shareholder reports, charges of the custodian, transfer agent, Securities and Exchange Commission fees, fees and expenses of unaffiliated directors, accounting and pricing costs, membership fees and trade associations, insurance, interest, brokerage costs, taxes, stock exchange listing fees and expenses, expenses of qualifying the Fund's shares for sale in various states and other miscellaneous expenses properly payable by the Fund. The Advisory Agreement provides that in the event the average weekly net asset value of the Fund falls below Three Million Eight Hundred Thousand and 00/100 ($3,800,000.00) Dollars, the Investment Adviser will not be paid its fee, nor will such fee be accrued. The Advisory Agreement provides that the Fund may not incur annual aggregate expenses in excess of two percent (2%) of the first Ten Million and 00/100 ($10,000,000.00) Dollars of the Fund's average net assets, one and one-half percent (1 1/2%) of the next Twenty Million and 00/100 ($20,000,000.00) Dollars of the average net assets, and one percent (1%) of the remaining average net assets for any fiscal year. Any excess expenses shall be the responsibility of the Investment Adviser. The pro rata portion of the estimate annual excess expenses will be offset against the Investment Adviser's monthly fee. In the event such amount exceeds the fee payable in any month, no fees shall be collected by the Investment Adviser at such time.


                       Termination


The Advisory Agreement is not assignable. The Advisory Agreement may be terminated at any time without the payment of any penalty by the Board of Directors of the Fund or by a vote of the majority of the outstanding voting securities of the Fund. The Investment Adviser may terminate the Advisory Agreement upon sixty days notice to the Fund.


                         Use of Name


The Investment Adviser has become well known through its educational activities and publications. The Fund had no prior operating history and therefore at the time of the initial offering was not well known. As a result, the Investment Adviser consented to allow the Fund to use NAIC as part of the Fund's name. The Fund acknowledges that the Investment Adviser may withdraw from the Fund the use of its name, however in doing so, the Investment Adviser agrees to submit the question of continuing the Advisory Agreement to
a vote of the Fund's shareholders at that time.   The
Advisory Agreement also reserves the right of the Investment Adviser to grant the use of its name in whole or in part to another investment company or business enterprise. However, the Investment Adviser agrees to submit the question of continuing the Advisory Agreement to the vote of the Fund's shareholders at that time.


            Portfolio Transactions and Brokerage


Subject to the policies established by the Board of Directors of the Fund, the Investment Adviser is primarily responsible for the execution of the Fund's portfolio transactions and the allocation of brokerage. In executing such transactions, the Investment Adviser seeks to obtain the most favorable execution and price taking into account such factors as price, size of order, difficulty of execution and operation of facilities of the firm involved and the firm's risk in positioning a block of securities.

The Investment Adviser and the Fund have no obligations to deal with any broker or group of brokers in executing transactions in portfolio securities. The Investment Adviser is also authorized to consider, in selecting brokers or dealers with which such orders may be placed, certain statistical, research and other information or services furnished to the Investment Adviser by brokers or dealers (the terms "statistical, research and other information or services" include advice as to the value of securities, the responsibility of investing in, purchasing or selling securities; the availability of securities or purchasers or sellers of securities; and the furnishing of analysis and reports concerning issuers, industries, securities, economic factors and trends, and portfolio strategy in the performance of accounts). The Investment Adviser may pay a broker a commission in excess of that which another broker might charge in recognition of the value of the statistical, research and other information provided by such broker.

The Investment Adviser will also make recommendations as to the manner in which voting rights, rights to consent to corporate action or other rights pertaining to the Fund's portfolio securities will be exercised.

A substantial portion of the securities in which the Fund will invest may be traded in the over-the-counter market, and the Fund intends to deal directly with the dealers who make markets in the securities involved, except in those circumstances where better prices and execution are available elsewhere. Under the 1940 Act, persons affiliated with the Fund are prohibited from dealing with the Fund as principal in the purchase and sale of securities. Since transactions in the over-the-counter market usually involve transactions with dealers acting as principal for their own account, the Fund will not deal with affiliated persons in connection with such transactions. However, affiliated persons of the Fund may serve as its broker in the over-the-counter market and other transactions conducted on an agency basis.

The Board of Directors of the Fund has adopted certain policies incorporating the standards of Rule 17e-1 issued by the Securities and Exchange Commission under the 1940 Act, which require that the commissions paid to affiliates of the Fund, or to affiliates of such persons, must be reasonable and fair compared to the commissions, fees or other remuneration received or to be received by other brokers in connection with comparable transactions involving similar securities during a comparable period of time. The rule and procedures also contain review requirements and require the Investment Adviser to furnish reports to the Board of Directors of the Fund and to maintain records in connection with such reviews. After consideration of all factors deemed relevant, the Board of Directors of the Fund will consider from time to time whether the advisory fee will be reduced by all or a portion of the brokerage commission given to brokers that are affiliated with the Fund.

The aggregate dollar amount of brokerage commissions paid by the Fund during its fiscal year ended December 31, 1996 was $6,901.



                    PROPOSAL NO. 2
           (Selection of Independent Accounts)


The Board of Directors has selected Arthur Andersen LLP, independent accountants, to examine the financial statements of the Fund for the year ending December 31, 1997. Unless a contrary specification is made, the accompanying proxy will be voted in favor of ratifying the selection of such accountants. Representatives of Arthur Andersen LLP are expected to be present at the Meeting where they will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. There has been no change in the Fund's accountants since the creation of the Fund. The Board of Directors recommends that shareholders vote "FOR" the ratification of Arthur Andersen LLP as the independent accountants for the Fund.



                 PROPOSALS OF SHAREHOLDERS


Shareholder proposals for the 1998 Annual Meeting of Shareholders must be received by the Fund at P.O. Box 220, Royal Oak, Michigan 48068 before the close of business on December 10, 1997 for consideration for inclusion in the Fund's proxy statement. Shareholder proposals should be addressed to the attention of the Fund's Secretary.


                    MISCELLANEOUS


The Board of Directors is not aware of any other business that will be presented for action at the Meeting. If any other business comes before the Meeting, the Management Proxy Committee has been directed by the Board of Directors to cast such votes at its discretion. The cost of preparing and mailing the notice of meeting, proxy statement and proxy to the shareholders will be borne by the Fund.

                By Order of the Board of Directors


April 9, 1997


                 Lewis A. Rockwell, Secretary

























Exhibit A

                 Independent Auditor's Report

To the Directors and Stockholders
National Association of Investment
Clubs Trust and Subsidiaries


We have audited the accompanying consolidated statement of financial position of National Association of Investments
Clubs Trust and subsidiaries (a not-for-profit corporation) as of September 30, 1996 and 1995 and the related consolidated statements of activities and changes in trust net assets and cash flows for the year ended September 30, 1996. These consolidated financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects the financial position of National Association of Investment Clubs Trust and subsidiaries as of September 30, 1996 and 1995 and the changes in their net assets and their cash flows for the year ended September 30, 1996, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, the Trust changed its methods of accounting for investments and financial presentation in 1996.


Plante & Moran, LLP

November 15, 1996







      National Association of Invesement Clubs Trust and
                           Subsidiaries
                 (a not-for-profit corporation)
                    Consolditaed Balance Sheet
                    September 30, 1996 and 1995

                                        1996          1995

Assets

Current Assets
   Cash and cash equivalents        $4,358,202    $
1,218,700
   Investments (Note 2)              4,805,230
4,158,954
   Accounts Receivable
   (less allowance for uncollectible
   accounts $27,910)                  306,154
277,591
   Inventories                        295,172
198,804
   Defered tax asset (Note 4)          12,889
5,398
   Federal income taxes refundable         -
41,400
   Prepaid expenses and other         185,934
119,962

          Total current assets      9,963,581
6,020,809

Property, Buildings and Equipment
     (Note 3)                       2,367,797
2,019,085

Other Assets
   Investments-Deferred
     compensation                     541,547
285,737

          Total assets            $12,872,925     $
8,325,631

Liabilities and Trust Equities

Current Liabilities
   Accounts payable                $   507,818   $
390,826
   Deferred revenue                  4,400,206
3,037,206
   Accured compensation                254,357
84,647
   Other accrued liabilities           407,669
90,045
   Federal income taxes payable        210,822
-

      Total current libabilities     5,780,872
3,602,724

Deferred Compensation                  541,072
285,261
Deferred Tax Liability (Note 4)        293,865
265,374

      Total liabilities              6,615,809
4,153,359

Trust Net Assets - Unrestriced       6,257,116
4,172,272

       Total liabilities and
        trust net assets            $12,872,925   $
8,325,631

       National Association of Investment Clubs Trust and
                          Subsidiaries
                  (a not-or-profit corporation)
              Notes to Consolidated Financial Statements
                      September 30,1996

Note 1-Nature of Operations and Significant Accounting
Policies

The consolidated financial statements include the accounts of National Association of Investment Clubs Trust and its wholly-owned subsidiaries, National Association of Investors Corporation, NAIC Investor Advisory Service Corporation and National Investors Association (collectively, the Trust). All significant intercompany transactions have been eliminated in consolidation.

The Trust is engaged principally in providing its members with the tools to make informed investment decisions in the common stock market. Revenue consists primarily of membership dues, subscriptions, and sales of publications and market analysis tools to members throughout the country.

Revenue Recognition - Membership dues and publication subscriptions are deferred and recognized ratably over the applicable term. Advertising revenue is recognized at the time of the publications. Sales revenue is recognized at the time of shipment to members.

Cash Equivalents - The Trust considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Investments - Investments in equity securities with readily determinable fair market value and in all debt securities are recorded at fair market value.

Inventories - Inventories consist primarily of investment software, books and publications for sale to members, recorded at the lower of cost or market value determined using the first-in, first-out method.

Property, Buildings and Equipment - Property, buildings and equipment are recorded at cost. Depreciation is computed principally on the straight-line method over the estimated useful lives of the assets. Costs of maintenance and repairs are charged to expense when incurred.

Income Taxes - The Trust and its subsidiaries are not exempt from income taxes. A current tax liability or asset is recognized for estimated taxes payable or refundable on tax returns for the year. Deferred tax liabilities or assets are recognized for the estimate future tax effects of temporary differences between financial reporting and tax accounting and operating loss carryforwards.

Profit-Sharing Plan - The Trust has a defined contribution profit-sharing plan covering substantially all employees with more than one year of service. The benefits are based on years of service and discretionary employer contributions based on net profit of the Trust as a percentage of participants' wages. Profit-sharing expense for fiscal 1996 totaled $124,810.

Fair Value of Financial Instruments - The fair value of the Trust's short-term financial instruments, including cash and cash equivalents, trade accounts receivable and payable, and accrued liabilities, approximate the carrying amounts due to the short maturity of such instruments. The Trust's investments in debt and equity securities are carried at fair value based on quoted market prices.

Use of Estimate - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenue and expenses. Actual results could differ from those estimates.

Functional Allocation of Expenses - The costs of providing the Trust's member services totaled $11,864,829 and its management and general costs toted $555,700 or 1996.

Change in Accounting and Presentation - The Trust changed its method of accounting for investments in 1996, in accordance with provisions of Statement of Financial Accounting Standards No. 124 which requires that certain investments be carried at fair value. This change was implemented by retroactively restating beginning trust net assets at October 1, 1995, and the accompanying 1995 statement of financial position, resulting in an increase in trust net assets at October 1, 1995 of $572,349, comprised of an increase in the recorded amount of investments of $863,559 and recognition of a corresponding deferred tax liability of $291,210, and a net increase in 1995 of net change in trust net assets of $218,982.

In addition, the 1995 statement of financial position presentation has been retroactively restated to conform with the current year presentation format and Statement of Financial Accounting Standards No. 117.

Note 2 - Investments

Investment, stated at fair value, consist of the following:

                                    1996            1995

U.S. government securities      $1,294,693     $1,403,131
Corporate bonds                    234,070         81,900
Equity securities                2,052,120      1,697,744
Certificate of deposit             982,376        815,421
Mutual funds                       241,971        160,758

    Total                       $4,805,230     $4,158,954

Investment income for the year ended September 30, 1996 consists of the following:

    Dividend and interest          $ 337,252
    Realized gains                    32,935
    Net unrealized gains and losses  218,982

     Total                         $ 589,169

Note 3 - Property, Buildings and Equipment

Property, buildings and equipment are summarized as follows:

                                     1996            1995

   Land                          $  163,197      $  229,197
   Buildings and improvements     1,497,704       1,432,499
   Machinery and equipment          868,605         654,384
   Furniture and fixtures           466,961         430,648
   Vehicles                          51,217          48,783

       Total cost                 3,047,684       2,795,511

Less accumulated depreciation       679,887         776,426

      Total                      $2,367,797       $2,019,085

Depreciation expense for the year ended September 30, 1996 totaled $191,256.

Note 4 - Income taxes

The provision for income taxes for the year ended September
30, 1996 is as follows:

       Current                    $950,916
       Deferred                     21,000

          Total tax provision     $971,916

A reconciliation of the provision for income taxes from continuing operations to income taxes computed by applying the statutory United States federal tax rate to income before taxes is as follows:

Tax, computed at 34 percent of pretax income   $1,039,298
Effect of nontaxable income                      (67,382)

          Total tax expense                    $  971,916


The details of the net deferred tax liability are as follows:

                                    1996            1995

Total deferred tax liabilities   $(362,525)      $(477,829)
Total deferred tax assets          102,549         196,853

      Net deferred tax liability  (259,976)       (280,976)

Deferred tax liabilities result primarily from use of accelerated depreciation for tax reporting purposes and unrealized gains on investments. Deferred tax assets result from expenses recorded for financial reporting purposes but not currently deductible for tax purposes.

Cash paid for income taxes totaled $673,978 for the year ended September 30, 1996.

Note 5 - Low Cost Investment Plan

The Trust acts as agent for members for the purchase of shares of corporations that have a dividend reinvestment plan and are willing to accept the Trust's purchases on behalf of members. Funds received from members for such purchases are placed in escrow prior to the periodic purchase dates specified by each corporation's dividend reinvestment agent. At September 30, 1996 and 1995, member funds held in escrow by the Trust totaled approximately
$196,000 and $348,000 respectively. Although these funds are held by the Trust, they are excluded from the accompanying consolidated statement of financial position since they are not assets of the Trust.





























                 NAIC GROWTH FUND, INC.


     The undersigned hereby appoints Thomas E. O'Hara and Kenneth S. Janke, jointly and severally, proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of the NAIC Growth Fund, Inc., to be held at the offices of the National Association of Investors Corporation, 711 West Thirteen Mile Road, Madison Heights, Michigan, on Thursday, May 15, 1997 at 2:00 o'clock in the afternoon, or at any adjournments thereof, and to vote all shares of common stock which the undersigned is entitled to vote, and act with all the powers the undersigned would possess if personally present at the meeting:

1.  The election of the following persons
as Directors of the Fund to hold office
until the next annual meeting and until
their successors shall have been elected and qualified:

                                        For  Against
Withheld
Thomas E. O'Hara    Kenneth S. Janke
Lewis A. Rockwell   Carl A. Holth
Peggy L. Schmeltz   Cynthia P. Charles
William T. Endicott James M. Lane
Benedict J. Smith

A VOTE FOR ANY OF THE ABOVE MAY BE
WITHHELD BY LINING OUT THEIR NAME(S).


2.  The selection of Arthur Andersen LLP
as independent accountants for the Fund's year ending December 31, 1997.

3.  In their discretion, for or against
such other matters as may properly come
before the Meeting or any adjournment or adjournments thereof.

The Board of Directors recommends a vote "For" items 1 and 2.









     Unless otherwise directed herein, the proxy or proxies appointed hereby are authorized to vote "FOR" items 1 and 2, and to vote in their discretion with respect to all other matters which may come before the meeting.

     If only one of the above-named proxies shall be present in person or by substitute at the Meeting, or any adjournment thereof, then that one, either in person or by substitute, may exercise all of the powers hereby given.

     Any proxy or proxies heretofore given to vote such shares are hereby revoked.

Date:	             , 1997



       (Please sign exactly as name(s) appear hereon)







     (This Proxy is Solicited by the Board of Directors)